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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): DECEMBER 17, 2002



                      TREATS INTERNATIONAL ENTERPRISES INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)

              0-21418                                13-3495199
              -------                                ----------
      (Commission File Number)            (IRS Employer Identification No.)



               418 PRESTON STREET, OTTAWA, ONTARIO, CANADA K1S 4N2
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (613) 563-4073
                                                           --------------


                                    N/A
                   ------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS
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The Board of Directors of Treats International Enterprises, Inc. has on December
17, 2002, approved an Agreement and Plan of Merger ("Merger") between 1551053 Ontario Inc. (an Ontario, Canada Corporation) and Treats International Enterprises, Inc. (a Delaware Corporation) in accordance with General
Corporation Law of Delaware ("GCLD") and the Business Corporations Act of
Ontario ("BCO"). The transaction is scheduled to close and be effective on or before December 31, 2002 ("Effective Time").

At the Effective Time, each share of capital stock of Treats International Enterprises, Inc. ("Treats Stock") issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined hereafter), shall, by virtue of the Merger, automatically be converted into the right to receive, upon surrender of the Stock Certificate, cash in the amount of $0.01 (U.S.) per share ("Merger Consideration").

Any Treats Stock outstanding immediately prior to the Effective Time as to which the holder thereof shall have validly exercised any dissenter's appraisal rights available to such holder under Section 262 of the GCLD ("Dissenting Shares") shall have appraisal rights as provided for under Section 262 of the GCLD.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Treats International Enterprises Inc.




By:    /s/ Peter-Mark Bennett             Dated: December 19, 2002

             Director